Casa Alegre Phase I Limited Partnership

                          RD Case No. 36-024-0850378884

                          Independent Auditors' Report

                     Years Ending December 31, 2001 and 2000

                     Casa Alegre Phase I Limited Partnership

                                Table of Contents


                                                                            Page

Independent Auditors' Report...................................................1

Financial Statements
       Balance Sheet...........................................................2

       Statement of Operations.................................................4

       Statement of Partners' Equity (Deficit).................................5

       Statement of Cash Flow..................................................6

       Notes to Financial Statements...........................................7

Independent Auditors' Report on Compliance....................................12

Independent Auditors' Report on Internal Control Structure....................15

Supplemental Information
       Schedule of administrative, utilities, maintenance, taxes, insurance, interest, and depreciation expenses....................................18

Kenneth   C.   Boothe   &   Company,    P.C.    Certified   Public    Accountant
--------------------------------------------------------------------------------
1001 East Farm Road 700   Big Spring,  Texas 79720 * (915)  263-1324 * FAX (915)
263-2124



                          INDEPENDENT AUDITORS' REPORT

To the Partners,
Casa Alegre Phase I Limited Partnership

We have audited the accompanying balance sheets of Casa Alegre Phase I Limited Partnership as of December 31, 2001 and 2000, and the related statements of operations, partners' equity, and cash flow for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casa Alegre Phase I Limited Partnership as of December 31, 2001 and 2000, and the results of its operations and its cash flow for the years then ended in conformity with generally accepted accounting principles.

In accordance with Government Auditing Standards issued by the Comptroller General of the United States, we have also issued a report dated February 4, 2002, on our consideration of Casa Alegre Phase I Limited Partnership's internal control structure and a report dated February 4, 2002, on its compliance with laws and regulations.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information shown on Pages 19 through 20 is presented for purposes of additional analysis and is not a required part of the basic financial statements of the Partnership. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                      /s/KENNETH C. BOOTHE AND COMPANY, P.C.
                                         KENNETH C. BOOTHE AND COMPANY, P.C.

February 4, 2002
Big Spring, Texas

                     CASA ALEGRE PHASE I LIMITED PARTNERSHIP
                                  Balance Sheet
                           December 31, 2001 and 2000


                                                  Assets
                                                  ------

                                                                 Dec. 31, 2001               Dec. 31, 2000
                                                                ----------------            ----------------

Current Assets

      Cash and Cash Equivalents                               $          30,775           $          25,546
      Accounts Receivable - RD                                                0                           0
      Accounts Receivable - Other                                            14                       2,478
      Prepaid Expenses                                                    8,059                       4,398
                                                                ----------------            ----------------

           Total Current Assets                                          38,848                      32,422
                                                                ----------------            ----------------

Restricted Deposits & Funded Reserves

      Tenant Security Deposits                                            7,717                       7,467
      Real Estate Tax & Insurance Escrow                                 14,481                      11,041
      Restricted Insurance Proceeds                                      33,490                           0
      Replacement Reserve Escrow                                        145,948                     130,318
                                                                ----------------            ----------------

           Total Restricted Deposits &
                        Funded Reserves                                 201,636                     148,826
                                                                ----------------            ----------------

Property & Equipment

      Land                                                               70,925                      70,925
      Building & Equipment                                            1,818,296                   1,813,080
      Furnishings                                                        13,434                      13,434
      Maintenance Equipment                                               8,305                       8,170
      Accumulated Depreciation                                         (526,797)                   (472,993)
                                                                ----------------            ----------------

           Total Property & Equipment                                 1,384,163                   1,432,616
                                                                ----------------            ----------------

Other Assets

      Deposits                                                                0                           0
                                                                ----------------            ----------------

           Total Other Assets                                                 0                           0
                                                                ----------------            ----------------

           Total Assets                                       $       1,624,647           $       1,613,864
                                                                ================            ================

                     The accompanying notes are an integral
                       part of these financial statements

                     CASA ALEGRE PHASE I LIMITED PARTNERSHIP
                                  Balance Sheet
                           December 31, 2001 and 2000


                                                Liabilities
                                                -----------
                                                                 Dec. 31, 2001               Dec. 31, 2000
                                                                ----------------            ----------------

Liabilities

      Current Liabilities

           Current Maturities of
              Long Term Debt                                  $          10,559           $           9,678
           Accounts Payable                                              15,733                       2,067
           Deferred Income - Insurance Proceeds                          22,561                           0
           Accrued Liabilities                                            2,296                       2,475
                                                                ----------------            ----------------

                        Total Current Liabilities                        51,149                      14,220
                                                                ----------------            ----------------

Deposits & Prepayment Items

           Tenant Security Deposits                                       6,345                       6,650
                                                                ----------------            ----------------

                        Total Deposits &
                           Prepayment Liabilities                         6,345                       6,650
                                                                ----------------            ----------------

Long Term Liabilities

           Long Term Debt (Net of
              Current Maturities)                                     1,357,279                   1,367,838
                                                                ----------------            ----------------

                        Total Long Term Liabilities                   1,357,279                   1,367,838
                                                                ----------------            ----------------

                        Total Liabilities                             1,414,773                   1,388,708

Partners' Equity                                                        209,874                     225,156
                                                                ----------------            ----------------

Total Liabilities and Partners Equity                         $       1,624,647           $       1,613,864
                                                                ================            ================

                     The accompanying notes are an integral
                       part of these financial statements

                     CASA ALEGRE PHASE I LIMITED PARTNERSHIP
                             Statement of Operations
                           December 31, 2001 and 2000


                                                                 Dec. 31, 2001               Dec. 31, 2000
                                                                ----------------            ----------------

Revenue

      Rental Income                                           $         171,045           $         174,770
      Late Fees, Deposit Forfeitures, etc.                                  320                         450
      Interest Income                                                     6,280                       7,074
      Other Income                                                        1,446                       1,182
                                                                ----------------            ----------------

           Total Revenue                                                179,091                     183,476
                                                                ----------------            ----------------

Operating Expenses

      Administrative                                                     40,629                      38,343
      Utilities                                                          25,922                      21,897
      Maintenance                                                        29,771                      25,127
      Taxes and Insurance                                                16,666                      15,731
      Interest, net of subsidy                                           27,581                      28,278
                                                                ----------------            ----------------
           Total Cost Of Operations
                             Before Depreciation                        140,569                     129,376
                                                                ----------------            ----------------

           Net Income Before Depreciation                                38,522                      54,100

      Depreciation                                                       53,804                      50,010
                                                                ----------------            ----------------

           Net Operating Gain or (Loss)                                 (15,282)                      4,090
                                                                ----------------            ----------------

Other Income (Expense)

      Administrative Fee                                                      0                      (2,400)
                                                                ----------------            ----------------

           Total Other Income (Expense)                                       0                      (2,400)
                                                                ----------------            ----------------

Net Income or (Loss)                                          $         (15,282)          $           1,690
                                                                ================            ================

                     The accompanying notes are an integral
                       part of these financial statements

                     CASA ALEGRE PHASE I LIMITED PARTNERSHIP
                          Statement of Partners Equity
                           December 31, 2001 and 2000


                                                   General        General       General        Limited
                                     Total         Partner        Partner       Partner        Partner
                                     -----         -------        -------       -------        -------

Partner's Equity,
      December 31, 1999         $      224,666        44,649            451              1       179,565

Net Income or (Loss), 2000               1,690            17              0              0         1,673

Partners' Capital Contributions              0             0              0              0             0

Partners' Distributions                 (1,200)            0              0              0        (1,200)


Partner's Equity,
      December 31, 2000         $      225,156        44,665            451              1       180,038

Net Income or (Loss), 2001             (15,282)         (151)            (1)            (0)      (15,129)

Partners' Capital Contributions              0             0              0              0             0

Partners' Distributions                      0             0              0              0             0

Partner's Equity,
      December 31, 2001         $      209,874        44,514            450              1       164,909

                     The accompanying notes are an integral
                       part of these financial statements

                     CASA ALEGRE PHASE I LIMITED PARTNERSHIP
                             Statement of Cash Flow
                           December 31, 2001 and 2000
                Increase (Decrease) in Cash and Cash Equivalents



                                                                     Dec. 31, 2001     Dec. 31, 2000
                                                                     -------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES:

        Net Income or (Loss)                                   $        (15,282)     $         1,690
        Adjustments to Reconcile Net Income
          to Net Cash Provided by
        Operating Activities:
              Depreciation                                               53,804               50,010
        (Increase) Decrease In Assets
              Accounts Receivable - Other                                 2,464               (2,463)
              Accounts Receivable - RD Rent Supplement                        0                6,755
              Prepaid Property and Liability Insurance                   (3,661)                 121
              Tax and Insurance Escrow                                   (3,440)               8,927
              Restricted Insurance Proceeds                             (33,490)                   0
              Tenant Security Deposits                                     (250)                (292)
              Deposits                                                        0                    0
        Increase (Decrease) in Liabilities
              Accounts Payable                                           13,666                 (885)
              Deferred Income - Insurance Proceeds                       22,561                    0
              Accrued Liabilities                                          (179)                 (48)
              Tenant Security Deposit                                      (305)                 150
                                                                 ---------------       --------------
                    Net Cash Provided
                        (Used) by Operating Activities                   35,888               63,965
                                                                 ---------------       --------------

CASH FLOWS FROM INVESTING ACTIVITIES:

              Purchase Furniture and Equipment                           (5,351)             (27,525)
              Reserve for Replacement Deposits                          (18,269)             (30,412)
              Reserve for Replacement withdrawals                         2,639               15,064
                                                                 ---------------       --------------
                    Net Cash Provided
                        (Used) by Investing Activities                  (20,981)             (42,873)
                                                                 ---------------       --------------

CASH FLOWS FROM FINANCING ACTIVITIES:

              Principle Payments on Mortgage                             (9,678)              (8,868)
              Partners Capital Contributions                                  0               (1,200)
                                                                 ---------------       --------------
                    Net Cash Provided
                        (Used) by Financing Activities                   (9,678)             (10,068)
                                                                 ---------------       --------------

              INCREASE (DECREASE) IN CASH                                 5,229               11,024
              CASH AT BEGINNING OF YEAR                                  25,546               14,522
                                                                 ---------------       --------------

              CASH AT END OF YEAR                                        30,775               25,546
                                                                 ===============       ==============

SUPPLEMENTAL DISCLOSURES:
              Interest Paid                                              27,581               28,278
                                                                 ===============       ==============

                     The accompanying notes are an integral
                       part of these financial statements

                     Casa Alegre Phase I Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------

     Casa Alegre Phase I Limited Partnership was organized September 21, 1989, as a limited partnership to develop, construct, own, maintain, and operate a 42-unit rental housing project for persons of low and moderate income pursuant to Sections 515 (b) and 521 of the Housing Act of 1949, as amended, which provides for interest and rental subsidies. The project is located in the city of Las Vegas, New Mexico, and is currently known as Casa Alegre Apartments. The major activities of the partnership are governed by the partnership agreement and Rural Economic and Community Development (RD). Annual distributions to the partners are limited by RD regulations to 8% of the borrower's initial capital investment of $45,000, which is $3,600.

     Summary of significant accounting policies follows.

     Basis of Accounting
     -------------------

     The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with generally accepted accounting principles.

     Capitalization and Depreciation
     -------------------------------

     Land, building, and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

     Receivables
     -----------

     The receivables reported in the balance sheets are considered fully collectable, and therefore no allowance for doubtful accounts has been recorded.

     Income taxes
     ------------

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually. The Partnership Federal Identification Number is 85-0378884.

     Cash equivalents
     ----------------

     The partnership considers all highly liquid investments with maturity of three months or less at the date of acquisition to be "cash equivalents."

     Rental income
     -------------

     Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

                     Casa Alegre Phase I Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
------

     Reclassifications
     -----------------

     Certain items in the 2000 financial statements have been reclassified to conform with the 2001 presentation.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - PARTNERS' PROFIT AND LOSS ALLOCATION AND DISTRIBUTIONS
------

     The partners of Casa Alegre Phase I Limited Partnership and their respective profit and loss and capital ownership percentages are as follows at December 31, 2001:

                                                                     PROFIT                  CAPITAL
                                                                    AND LOSS                OWNERSHIP
                                                              ---------------------    --------------------
        Managing General Partner
             Western States Housing Corporation                      00.9900%               16.725599%
        General Partner
             A.B.O. Corporation                                      00.0005%               00.000371%
        General Partner
             Alan D. Nofsker                                         00.0095%               00.168994%
        Limited Partner
             WNC Housing Tax Credit Fund II                          99.0000%               83.105036%
                                                              ---------------------    --------------------

        TOTAL                                                       100.0000%              100.000000%
                                                              =====================    ====================

     Distributable cash flow is payable as follows:

     1) Payment of current Priority Cash Distribution, then to the payment of any accrued Priority Cash Distribution from previous years;

     2)   Payment of Partnership Administration Fee;

     3)   The balance 99% to the Limited Partner and 1% to the General Partners.

NOTE C - LONG TERM DEBT
------

     The project is financed by a 50-year mortgage payable to RD in the original amount of $1,455,000. The partnership has entered into an interest subsidy agreement with RD, which effectively reduces the interest rate to approximately 1% over the term of the loan. The 8.75% mortgage is payable in monthly installments of $3,111 net of the interest subsidy through September 20, 2040. During 2001 and 2000 interest subsidy payments of $92,123 and $92,273 were treated as a reduction of interest expense.

                     Casa Alegre Phase I Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


NOTE C - LONG TERM DEBT (continued)
------

     In accordance with the loan agreement with RD, a reserve for replacements is to be funded $14,550 annually until the account reaches a balance of $145,500. The replacement reserve is overfunded (underfunded) $28,504 and $24,826 at December 31, 2001 and 2000, respectively.

     The apartment project is pledged as collateral for the mortgage.

     The mortgage loan is nonrecourse debt secured by deeds of trust on the related real estate.

     Aggregate maturities of long-term debt for the next five years are as follow:


                                December 31, 2002           $  10,559
                                December 31, 2003              11,521
                                December 31, 2004              12,571
                                December 31, 2005              13,716
                                December 31, 2006              14,965
                                Other Years                 1,304,506
                                                       ----------------
                                RD Note Balance           $ 1,367,838
                                                       ================


NOTE D - RENTAL ASSISTANCE
------

     RD has contracted with the partnership effective April 3, 1991, pursuant to
     Section 521 of the Housing Act of 1949, to make rental assistance payments to the partnership on behalf of qualified tenants. The contracts terminate upon total disbursement of the assistance obligation. During 2001 and 2000, rental assistance payments received under these contracts were $107,639 and $114,432 respectively.


NOTE E - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES
------

     Management Fee
     --------------

     In accordance with the Management agreement, the partnership has incurred management fee expenses of $15,392 and $15,190 in 2001 and 2000, respectively, for services rendered in connection with the leasing and operation of the project. The management fee is equal to $32 per unit per month per occupied units. The Management Company is a related party to the Managing General Partner.

                     Casa Alegre Phase I Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


NOTE E - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (continued)
------

     Owner Distribution-Priority Cash
     --------------------------------

     In accordance with the partnership agreement, prior to any distributions of Cash Flow From Operations or the Partnership Administration Fee, the Partnership shall distribute annually to the Investment Limited Partner from Net Rental Income the sum of $1,200 ("Priority Cash Distribution"). In the event the Partnership does not have adequate revenue to meet the annual Priority Cash Distribution, then the Priority Cash Distribution deficiency shall accrue and shall be paid in the next year in which the Partnership has Net Rental Income. Priority Cash Distributions of $1,200 were applied in 2000. See Note F regarding 2001.

     Owner Distribution-Partnership Administration Fee
     -------------------------------------------------

     In accordance with the Partnership agreement, the partnership shall pay to the General Partner a Partnership Administration Fee equal to $2,400 for each fiscal year of the partnership. The Partnership Administration Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Cash Flow From Operations. If the Partnership Administration Fee is not paid in any year, it shall not accrue for payment in subsequent years. Partnership Administration Fees of $2,400 were applied in 2000. See Note F regarding 2001.


     Purchases
     ---------

     The partnership occasionally purchases supply and repair materials from an entity, which has common ownership with the current management company and a General Partner. Purchases incurred for the years ended December 31, 2001 and 2000 were $6,124 and $13,945, respectively.

     Construction and Services
     -------------------------

     The partnership enters into contracts for construction jobs from an entity, which has common ownership with the current management company and a General Partner. Construction and service fees of $-0- and $12,837 were incurred in 2001 and 2000, respectively.

     Amounts Due to Related Parties
     ------------------------------


     Amounts due to related parties at December 31, 2001, consist of the following:



            Payroll costs                                                $ 1,882

            Management Fees                                                  198

                     Casa Alegre Phase I Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000



NOTE E - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (continued)
------

     Payroll Reimbursement
     ---------------------

     State agencies governing employee/payroll related issues view the management agent as the employer of all personnel, including site-based. As required by these state agencies, Medlock Southwest Management Company furnish personnel to the partnership, administer personnel policies, and pay all related payroll cost. In return, the partnership reimburses Medlock Southwest Management Company each pay period for the cost associated with the payroll expenses. The management company is a related party to a General Partner.


NOTE F - OWNER DISTRIBUTIONS
------

     As discussed in Note A, the partnership is limited as to the amount that can be distributed to the partners each year in the form of equity distributions or other partnership fees. In prior years the distribution and fees have been accrued as of December 31st. However, in the years where cash flow was insufficient to pay the distribution/fee that does not accrue; the amounts previously reported would necessitate reversals. In order to add clarity to the financial statements, management will be posting the distribution/fee in January following the time period being addressed. This timing difference has caused the 2001 documents to not include owner distributions/fees.


NOTE G - INSURANCE PROCEEDS
------
     Insurance proceeds were received for roof damage to Casa Alegre I Ltd. Partnership And Casa Alegre II Ltd. Partnership. The insurance agent disbursed one check for the combined damage to the properties. The funds are held in a restricted account by Casa Alegre I Ltd. Partnership. The accounts payable total includes the proceeds due to Casa Alegre II for the insurance damage less payments made for construction during 2001. The insurance receipts not disbursed for repairs have been reported as deferred income on the financial statements. The repairs to the units are in progress as of December 31, 2001.

                   Independent Auditors' Report on Compliance

Kenneth   C.   Boothe   &   Company,    P.C.    Certified   Public    Accountant
--------------------------------------------------------------------------------
1001 East Farm Road 700 * Big Spring,  Texas 79720 * (915)  263-1324 * FAX (915)
263-2124



                   INDEPENDENT AUDITORS' REPORT ON COMPLIANCE
                            WITH LAWS AND REGULATIONS


To the Partners,
Casa Alegre Phase I Limited Partnership

We have audited the financial statements of Casa Alegre Phase I Limited Partnership as of, and for the year ended, December 31, 2001, and have issued our report thereon dated February 4, 2002.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

Compliance with laws, regulations, contracts, and grants applicable to the Partnership is the responsibility of the Partnership's management. As part of obtaining reasonable assurance about whether the financial statements are free of material misstatement, we performed tests of the Partnership's compliance with certain provisions of laws, regulations, and contracts. However, the objective of our audit was not to provide an opinion on overall compliance with such provisions; accordingly, we do not express such an opinion.

We also considered those compliance matters regarding types of services allowed or disallowed, eligibility, matching, level of effort and earmarking, reporting and special tests, and provisions comprehended in Attachment 2 of U.S. Department of Agriculture, Farmers Home Administration Audit Program Handbook, dated December 1989.

We noted certain nonmaterial instances of noncompliance and have attached these to this report.

This report is intended for the information of Casa Alegre Phase I Limited Partnership, its management, and the U.S. Department of Agriculture, Rural Development and Community Development. However, this report is a matter of public record and its distribution is not limited.


                                      /s/KENNETH C. BOOTHE AND COMPANY, P.C.
                                         KENNETH C. BOOTHE AND COMPANY, P.C.

February 4, 2002
Big Spring, Texas

                     Casa Alegre Phase I Limited Partnership

                          NON-MATERIAL COMPLIANCE ITEMS

                           December 31, 2001 and 2000



Find              KENNETH C. BOOTHE AND  COMPANY,  P.C.ing:  For Unit #412,  the
----              current  tenant  certification  on file was not  signed by the manager.


Recommendation:   Management should have the current tenant certification signed
---------------   by the manager.

Managements Reply:Management has instructed manager to sign and date the current ---------------- tenant certification.





Finding:          For  Unit  #464,  the  social   security   number  listed  was
--------          incorrect.  There  was no  current  rent  addendum  in file to update the change in net tenant contribution.

Recommendation:   Management  should  verify  correct  social  security  number.
---------------   Management  should  correct  the  tenant  certification,  make necessary changes to the net tenant contribution, have the tenant initial the changes on the Tenant Certification and sign a rent addendum.

Managements Reply:Management  has  verified   social  security  number  and  the
----------------- resident has signed rent payment addendum.



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


           Independent Auditors' Report on Internal Control Structure

18   Kenneth  C.   Boothe  &   Company,   P.C.   Certified   Public   Accountant
--------------------------------------------------------------------------------
1001 East Farm Road 700 * Big Spring,  Texas 79720 * (915)  263-1324 * FAX (915)
263-2124




           INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL STRUCTURE


To the Partners,
Casa Alegre Phase I Limited Partnership

We have audited the financial statements of Casa Alegre Phase I Limited Partnership as of, and for the year ended, December 31, 2001, and have issued our report thereon dated February 4, 2002.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards issued by the Comptroller General of the United States and the Audit Program issued by the U.S. Department of Agriculture, Rural Economic and Community Development, dated December, 1989. Those standards and the Audit Program require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of misstatement and about whether the Partnership complied with laws and regulations, noncompliance with which would be material to an RD assisted program.

The management of the Partnership is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. The objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles, and that RD assisted programs are managed in compliance with applicable laws and regulations. Because of inherent limitations in any internal control structure, errors or irregularities may nevertheless occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of policies and procedures may deteriorate.

In planning and performing our audit, we obtained an understanding of the design of relevant internal control structure policies and procedures and determined whether they had been placed in operation, and we assessed control risk in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements of the Partnership and on its compliance with requirements applicable to its RD assisted programs and to report on the internal control structure and not to provide any assurance on the internal control structure.

We performed tests of controls to evaluate the effectiveness of the design and operation of internal control structure policies and procedures that we considered relevant to preventing or detecting material noncompliance with requirements applicable to the Partnership's RD assisted programs. Our procedures were less in scope than would be necessary to render an opinion on internal control policies and procedures. Accordingly, we do not express such an opinion.

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


Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a reportable condition in which the design or operation of one or more of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements or that noncompliance with laws and regulations that would be material to an RD assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We note no matters involving the internal control structure and its operation that we consider to be material weaknesses as defined above.

This report is intended for the information of management and the U.S. Department of Agriculture, Rural Economic and Community Development. However, this report is a matter of public record and its distribution is not limited.


                                    /s/KENNETH C. BOOTHE AND COMPANY, P.C.
                                       KENNETH C. BOOTHE AND COMPANY, P.C.

February 4, 2002
Big Spring, Texas

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